As filed with the Securities and Exchange Commission on May 29, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	11-3170868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Astoria Bank Plaza
Lake Success, New York 11042-1085
(516) 327-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. DeBaun, Esq.
Senior Vice President and General Counsel
Astoria Financial Corporation
One Astoria Bank Plaza
Lake Success, New York 11042-1085
(516) 327-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert C. Azarow, Esq.
Arnold & Porter LLP
399 Park Avenue
New York, NY 10022
(212) 715-1336

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)(2)	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock
Preferred Stock
Depositary Shares(3)
Debt Securities(4)
Warrants(5)
Units(6)

(1)	This Registration Statement covers an indeterminate aggregate number and amount of securities of each identified class of securities as may from time to time be offered and sold at indeterminate prices by the registrant or by one or more selling securityholders to be identified in the future. Any registered securities may be sold separately or as units with other securities registered under this Registration Statement. The preferred stock, debt securities and warrants may be convertible into or exercisable or exchangeable for our common stock or other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant hereby defers payment of the registration fee and will pay the registration fee on a “pay-as-you-go” basis.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)	Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.
(4)	This Registration Statement covers senior and subordinated debt securities of the registrant.
(5)	Warrants represent rights to purchase debt securities, common stock or preferred stock registered hereunder.
(6)	Any securities registered under this Registration Statement may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another.

PROSPECTUS

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units

We may offer and sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus, and such securities may also be offered and sold from time to time by one or more selling securityholders that we identify in the future. The debt securities, preferred stock and warrants that we may offer and sell may be convertible into or exchangeable for other securities of ours. The specific terms of any securities to be offered, including the offering price of the securities and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement and a pricing supplement, if any. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

We or any selling securityholder, as the case may be, may offer and sell these securities on a continuous or delayed basis directly or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Astoria Financial Corporation’s common stock is currently traded on the New York Stock Exchange under the trading symbol “AF.” Our Depositary Shares, each representing a  1/40th interest in a share of our 6.50% Non-Cumulative Perpetual Preferred Stock, Series C, are currently traded on the New York Stock Exchange under the trading symbol “AF PrC.” We have not yet determined whether any of the other securities that may be offered pursuant to any supplement to this prospectus will be listed on any exchange or included in any over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange or market on or in which the securities will be listed or included.

These securities will be our equity securities or unsecured obligations and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. Investing in our securities involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 29, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, referred to as the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, referred to as the Securities Act. Under the rules and regulations of the SEC relating to automatic shelf registration statements, we or one or more selling securityholders to be identified in the future may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we or any selling securityholder may offer, and is not meant to be a complete description of each security. Each time that we or any selling securityholders make an offer for sale of the securities described in this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement may also contain information about U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. We urge you to read both this prospectus and any applicable prospectus supplement together with the documents incorporated and deemed incorporated by reference and any additional information you may need to make your investment decision. You should rely only upon the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers. The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers or agents and the net proceeds to us from the sale of the securities.

This prospectus is not an offer of securities in any jurisdiction where the offer or sale is not permitted. This prospectus does constitute an offer to subscribe for and purchase any securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

As used in this prospectus, “AFC,” “the Company,” “we,” “us,” and “our” refer to Astoria Financial Corporation. Such references do not refer to any subsidiary of Astoria Financial Corporation unless the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, referred to as the Exchange Act. You may read and copy these materials at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information.

Our internet address is www.astoriabank.com. We make available on our investor relations website, http://ir.astoriabank.com, free of charge, access to our periodic and current reports, proxy statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC. Unless specifically incorporated by reference, the information on our website is not part of this prospectus.

In addition, our common stock is currently traded on the New York Stock Exchange under the trading symbol “AF” and you may inspect information about the Company by visiting the New York Stock Exchange website at http://www.nyse.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information to you by referring to documents that we have filed, or will file, with the SEC. The information incorporated by reference contains information about us and our financial condition and performance. Such information is considered to be part of this prospectus and should be read with the same care. We incorporate by reference the following documents filed with the SEC (other than information that pursuant to SEC rules is deemed to be furnished and not filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 001-11967), filed with the SEC on February 27, 2015;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (File No. 001-11967), filed with the SEC on May 8, 2015;
•	Our Current Reports on Form 8-K filed on the following dates: January 14, 2015; January 29, 2015 (only with respect to Item 8.01); January 30, 2015; February 11, 2015; February 18, 2015; February 24, 2015; March 19, 2015; April 8, 2015; April 23, 2015 (only with respect to Item 8.01) and May 28, 2015.
•	Our Form 8-A/A for Registration of Certain Classes of Securities filed on May 29, 2015 (File No. 001-11967).

In addition, all future filings that we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the filing of this prospectus and prior to the termination of the applicable offering, are incorporated by reference into this prospectus and any supplements to this prospectus (other than information that pursuant to SEC rules is deemed to be furnished and not filed). Any statement contained in a document incorporated by reference in this prospectus will be deemed to be automatically modified or superseded for purposes of this prospectus to the extent that any statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement modified or superseded in this way will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any supplement to this prospectus. Therefore, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

Upon written or oral request, we will provide, without charge, a copy of any or all of the documents that have been incorporated by reference in this prospectus or in any related prospectus supplement, but have not been delivered with the prospectus, except the exhibits to such documents, unless the exhibits have been specifically incorporated by reference in such documents.

Written requests for copies should be directed to Astoria Financial Corporation, Investor Relations Department, One Astoria Bank Plaza, Lake Success, New York 11042. Telephone requests for copies should be directed to (516) 327-7869.

We have filed a registration statement with the SEC relating to the securities that may be offered under this prospectus. The registration statement, including the exhibits to the registration statement, may contain additional information that may be important to you. The registration statement can be read on the SEC website or at the SEC offices as described under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference a number of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may be identified by the use of the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following:

•	the timing and occurrence or non-occurrence of events that may be subject to circumstances beyond our control;
•	increases in competitive pressure among financial institutions or from non-financial institutions;
•	changes in the interest rate environment;
•	changes in deposit flows, loan demand or collateral values;
•	changes in accounting principles, policies or guidelines;
•	changes in general economic conditions, either nationally or locally in some or all areas in which we do business, or conditions in the real estate or securities markets or the banking industry;
•	legislative or regulatory changes, including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any actions regarding foreclosures;
•	enhanced supervision and examination by the Office of the Comptroller of the Currency, or OCC, the Board of Governors of the Federal Reserve System, or the FRB, and the Consumer Financial Protection Bureau;
•	effects of changes in existing U.S. government or government-sponsored mortgage programs;
•	our ability to successfully implement technological changes;
•	our ability to successfully consummate new business initiatives;
•	litigation or other matters before regulatory agencies, whether currently existing or commencing in the future; or
•	our ability to implement enhanced risk management policies, procedures and controls commensurate with shifts in our business strategies and regulatory expectations.

You should refer to our periodic and current reports filed with the SEC (and incorporated by reference herein), including our most recent Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 for further information on other factors that could cause actual results to be significantly different from those expressed or implied by the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or in any documents incorporated by reference might not occur, and you should not put undue reliance on any forward-looking statements.

ABOUT ASTORIA FINANCIAL CORPORATION

Astoria Financial Corporation is a Delaware corporation organized in 1993 as the unitary savings and loan holding company of Astoria Bank and its consolidated subsidiaries. We are headquartered in Lake Success, New York and our principal business is the operation of our wholly owned subsidiary, Astoria Bank. Astoria Bank’s primary business is attracting retail deposits from the general public and businesses and investing those deposits, together with funds generated from operations, principal repayments on loans and securities and borrowings, primarily in multi-family and commercial real estate mortgage loans, one-to-four family mortgage loans and mortgage-backed securities. To a lesser degree, Astoria Bank also invests in consumer and other loans, U.S. government, government agency and government-sponsored enterprise securities and other investments permitted by federal banking laws and regulations. At March 31, 2015, we had $15.54 billion of assets, including loans receivable, net, of $11.71 billion, $9.41 billion of deposits and $1.60 billion of stockholders’ equity.

Our principal executive offices are located at One Astoria Bank Plaza, Lake Success, New York 11042. Our telephone number is (516) 327-3000.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods shown.

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges:
Including interest on deposits	1.81	1.76	1.79	1.58	1.32	1.33	1.27
Excluding interest on deposits	2.16	2.15	2.19	1.88	1.51	1.57	1.49
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Including interest on deposits	1.66	1.63	1.65	1.48	1.32	1.33	1.27
Excluding interest on deposits	1.91	1.91	1.94	1.72	1.51	1.57	1.49

For purposes of computing the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings consists of income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on short-term and long-term debt and one-third of rent expense, which approximates the interest component of that expense. Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits. Combined fixed charges and preferred stock dividends consist of the foregoing plus pretax earnings required for preferred stock dividends, computed using the effective tax rates for the applicable periods.

SUMMARY OF THE SECURITIES WE MAY OFFER

We may use this prospectus to offer securities from time to time in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell shares of our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock, par value $1.00 per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable into other securities, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities — Senior Debt Securities and Subordinated Debt Securities

We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange into other securities, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, in each case, with the specific terms and conditions set forth in a supplemental indenture or company order. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in one or more series under the applicable indenture to be entered into between us and a trustee to be selected. The form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Units

We may issue units consisting of one or more notes or other securities, including common stock, preferred stock, depositary shares, warrants or any combination thereof, as described in the applicable prospectus supplement. The applicable prospectus supplement will describe the terms of the units, including, if applicable, collateral or depositary arrangements.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Arnold & Porter LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Our consolidated statements of financial condition as of December 31, 2014 and 2013, and the consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, included in our Annual Report on Form 10-K for the year ended December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the issuance and distribution of the securities being registered under this Registration Statement, other than underwriting discounts and commissions, are as follows:

SEC registration fee	$*
Listing fees	**
Trustee fees and expenses	**
Depositary fees and expenses	**
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Rating agency fees	**
Miscellaneous	**
TOTAL	$**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act, the Company is deferring payment of the registration fee for the securities registered pursuant to this Registration Statement.
**	Estimated expenses not presently known.
Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, referred to as the DGCL, among other things, empowers a Delaware corporation, such as the Company, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Such a person may be indemnified if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful.

Similar indemnity is authorized for such person against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation.

Any such indemnification (unless ordered by a court) may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Article X of the Company’s Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Company, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Company, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of the Company.

Article X also empowers the Company to purchase and maintain insurance, at its expense, to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not the Company would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Company may also grant rights to indemnification and to the advancement of expenses to its employees or agent to the fullest extent permitted by the provisions of Article X.

Article XI of the Company’s Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, the Company maintains a directors’ and officers’ liability policy.

Item 16. Exhibits.

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

EXHIBIT	DESCRIPTION
1.1	Form of Underwriting Agreement(1)
4.1	Form of Indenture for Senior Debt Securities (including Form of Senior Debt Securities)(2)
4.2	Form of Indenture for Subordinated Debt Securities (including Form of Subordinated Debt Securities)(2)
4.3	Specimen Stock Certificate for Astoria Financial Corporation’s Common Stock(3)
4.4	Form of Certificate of Designations, Rights and Preferences for a series of Preferred Stock(1)
4.5	Form of Preferred Stock Certificate(1)
4.6	Form of Deposit Agreement (including Form of Depositary Receipt)(1)
4.7	Form of Warrant Agreement (including Form of Warrant Certificate)(1)
4.8	Form of Unit Agreement (including Form of Unit Certificate)(1)
4.9	Certificate of Incorporation of Astoria Financial Corporation, as amended effective as of June 3, 1998 and as further amended on September 6, 2006 and September 20, 2006(4)
4.10	Bylaws of Astoria Financial Corporation, as amended March 19, 2008(5)
5.1	Opinion of Arnold & Porter LLP as to the legality of the securities being registered(2)
8.1	Opinion regarding tax matters(1)
12.1	Statements regarding computation of ratios(2)
23.1	Consent of KPMG LLP(2)
23.2	Consent of Arnold & Porter LLP (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included in the signature pages to this Registration Statement)
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture for Senior Debt Securities(1)
25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture for Subordinated Debt Securities(1)

(1)	To be filed subsequently as an exhibit to a Current Report on Form 8-K and incorporated by reference herein or by a post-effective amendment to this Registration Statement at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.
(2)	Filed herewith.
(3)	Incorporated by reference to Astoria Financial Corporation’s Registration Statement on Form S-3 dated and filed with the Securities and Exchange Commission on May 19, 2010 (File Number 333-166957).
(4)	Incorporated by reference to (i) Astoria Financial Corporation’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1998, filed with the SEC on September 10, 1998 (File Number 000-22228), (ii) Astoria Financial Corporation’s Current Report on Form 8-K, dated September 6, 2006, filed with the SEC on September 11, 2006 (File Number 001-11967) and (iii) Astoria Financial Corporation’s Current Report on Form 8-K, dated September 20, 2006, filed with the SEC on September 22, 2006 (File Number 001-11967).
(5)	Incorporated by reference to Astoria Financial Corporation’s Current Report on Form 8-K, dated March 19, 2008, filed with the SEC on March 20, 2008 (File Number 001-11967).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of the registrant’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by any of the undersigned registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(9)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(10)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Success, State of New York, on May 29, 2015.

Astoria Financial Corporation

/s/ Monte N. Redman

Monte N. Redman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Monte N. Redman, Alan P. Eggleston, Frank E. Fusco and David J. DeBaun, and each of them individually, as his or her true and lawful attorney-in-fact in any and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-3 Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Monte N. Redman Monte N. Redman	Director, President and Chief Executive Officer	May 29, 2015
/s/ Frank E. Fusco Frank E. Fusco	Senior Executive Vice President and Chief Financial Officer	May 29, 2015
/s/ Gerard C. Keegan Gerard C. Keegan	Director, Vice Chairman, Senior Executive Vice President and Chief Operating Officer	May 29, 2015
/s/ John F. Kennedy John F. Kennedy	Senior Vice President and Chief Accounting Officer	May 29, 2015
/s/ Ralph F. Palleschi Ralph F. Palleschi	Director and Chairman	May 29, 2015
/s/ John R. Chrin John R. Chrin	Director	May 29, 2015
/s/ John J. Corrado John J. Corrado	Director	May 29, 2015
/s/ Brian M. Leeney Brian M. Leeney	Director	May 29, 2015
/s/ Patricia M. Nazemetz Patricia M. Nazemetz	Director	May 29, 2015